SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 16(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)   October 19, 2006

CNH WHOLESALE RECEIVABLES LLC/CNH WHOLESALE MASTER NOTE TRUST/CNH CAPITAL AMERICA LLC

(Exact Name of Depositor/Issuing Entity/Sponsor as Specified in their respective Charters)

Delaware	333-107999	20-0214383
Delaware	333-107999-01	20-0685128
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 South Saunders Road, Lake Forest, Illinois		60045

c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware		19711
(Address of Principal Executive Office)		(Zip Code)

(847) 735-9200

(302) 283-8079

(Registrant’s/Co-Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

                On October 19, 2006, CNH Wholesale Master Note Trust (the “Trust”) and The Bank of New York Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A.), as indenture trustee (the “Indenture Trustee”), entered into the First Amendment to Series 2005-1 Indenture Supplement, a copy of which is filed with this Form 8-K as Exhibit 4.1, pursuant to which the Trust and the Indenture Trustee amended certain provisions of the Series 2005-1 Indenture Supplement, dated as of June 29, 2005, to the Indenture, dated as of September 1, 2003, both by and between the Trust and the Indenture Trustee.

Item 9.01               Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

Exhibit No.	Document Description
4.1

First Amendment to Series 2005-1 Indenture Supplement, dated as of October 19, 2006, between CNH Wholesale Master Note Trust and The Bank of New York Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A.), as indenture trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH WHOLESALE RECEIVABLES LLC
(Depositor)

Dated: October 23, 2006	By:	/s/ Brian O’Keane
Brian O’Keane
Treasurer

INDEX TO EXHIBITS

Exhibit No.	Document Description
4.1

First Amendment to Series 2005-1 Indenture Supplement, dated as of October 19, 2006, between CNH Wholesale Master Note Trust and The Bank of New York Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A.), as indenture trustee